EXHIBIT 10.2

AMENDMENT

TO

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

AMENDMENT dated as of May 16, 2014 (this “Amendment”) to the Amended and Restated Limited Liability Company Agreement of TNR HOLDINGS LLC, a Delaware limited liability company (the “Company”), dated December 20, 2013 (the “LLC Agreement”) by and among Gulfstar Resources LLC, a Nevada limited liability company (“Gulfstar”) and Mesa Energy, Inc., a Nevada corporation (“Mesa”; Mesa and Gulfstar collectively the “Members” and each individually a “Member”).  Capitalized but undefined terms used herein shall have the meanings ascribed to them in the LLC Agreement.

W I T N E S S E T H:

WHEREAS, reference is hereby made to that certain Unit Purchase and Redemption Agreement of even date herewith (the “UPR Agreement”) by and among the Company, Gulfstar, Armada Oil, Inc., and Mesa pursuant to which (i) the Company shall issue to Gulfstar 3,780 Class A Units in exchange for a cash Capital Contribution of $2,133,091.80 and (ii) the Company shall redeem 3,780 Class B Units owned by Mesa (the “Redemption Units”) in exchange for a cash distribution of $2,133,091.80, less transaction expenses, as fully set forth in the UPR Agreement;

WHEREAS, the Company wishes to reimburse Mesa in connection with site-specific trust accounts owned by the Company and/or any of its subsidiaries as of the date hereof (the “SSTAs”) such that the amount Mesa and its affiliates have previously funded into the SSTAs is proportional to Mesa’s Ownership Percentage of the Company; and

WHEREAS, in connection with the foregoing transactions, the parties hereto wish to amend the LLC Agreement, with such amendments becoming effective as of the date first set forth above.

NOW THEREFORE, in consideration of the premises and the agreements herein contained and intending to be legally bound hereby, the parties hereto, intending to be legally bound, hereby amend the LLC Agreement as follows:

1. A new subsection, designated (4), is hereby added to Section 3.1(a):

“Notwithstanding anything to the contrary contained herein, any distribution by the Company to Mesa Energy, Inc. (“Mesa”) of amounts paid by Gulfstar for Units pursuant to that certain Unit Purchase and Redemption Agreement dated May 16, 2014 by and among the Company, Gulfstar, Armada Oil, Inc., and Mesa in accordance with the use of proceeds set forth therein, and in connection with the redemption of 3,780 Class B Units owned by Mesa, whether directly to Mesa or to any other Person at the direction of Mesa, shall not be subject to the provisions of Section 3.1 and 3.2 hereof.”

2. A new subsection, designated (5), is hereby added to Section 3.1(a):

“Notwithstanding anything to the contrary contained herein, the Company’s initial quarterly distribution or distributions of Available Cash from Operations in 2014 shall be allocated as follows:  (x) the amount otherwise distributable to Mesa pursuant to Section 3.1 shall be increased by an aggregate $397,711.00 and (y) the amount otherwise distributable to Gulfstar pursuant to Section 3.1 shall be decreased by an aggregate $397,711.00.

3. Waiver of Preemptive Rights.  Mesa hereby waives its rights pursuant to Section 2.1(d)(2) of the LLC Agreement in connection with the issuance of additional Class A Units to Gulfstar pursuant to the UPR Agreement.

4. Redemption.  Notwithstanding the provisions of Section 2.1(f) of the LLC Agreement, the Members hereby acknowledge and agree that the redemption of the Redemption Units pursuant to the UPR Agreement shall be permitted.

5. Conflict.  In the event of any conflict between the terms and conditions of this Amendment and the LLC Agreement, this Amendment shall govern and prevail in all respects.

6. Binding Effect.  This Amendment shall be binding upon, and shall inure to the benefit of, the respective successors and permitted assigns of the parties hereto.

7. Full Force and Effect.  Except as amended hereby, the LLC Agreement shall remain in full force and effect.

8. Captions.  The captions used in this Amendment are intended for convenience of reference only, shall not constitute any part of this Amendment and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Amendment.

9. Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

10. Governing Law.  This Amendment shall be governed by and construed under the laws of the State of Delaware, without giving effect to the conflict of laws principals thereof.

 [Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

MESA ENERGY, INC.

By: /s/ Randy M. Griffin
Name: Randy M. Griffin
Title: CEO

GULFSTAR RESOURCES LLC
By: Gulfstar Manager LLC, its Managing Member

By: /s/ Marceau Schlumberger
Name: Marceau Schlumberger
Title: Managing Member